                                                                   S & S DRAFT
                                                                   6/24/94

                                                                   Exhibit 4.8


                           [FORM OF GLOBAL SECURITY]

                                 [FORM OF FACE]

         FOR PURPOSES OF SECTIONS 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ______________________, 19__, [___ AND] THE YIELD TO MATURITY IS ___% [, THE METHOD USED TO DETERMINE THE YIELD IS ____________________ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF _________________, 19__ TO _________________, 19__
IS ____% OF THE PRINCIPAL AMOUNT OF THIS SECURITY].

                                 THE DIAL CORP

                      ____% Subordinated ________ due ____


No. [R-  ] _______________        $__________________

         THE DIAL CORP, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of_______________________________ United States Dollars on ____________________________________ [If the Security is
interest-bearing, insert --, and to pay interest thereon from _________________ _________________, 19__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semiannually in arrears on ______________ in each year], commencing _____________, 19__, at the rate of
____% per annum, until the principal hereof is paid or made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be the _________[or ____________] (whether or not a Business Day) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the person in whose name this Security is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by the Trustee, such record date to be not less than 5 days prior to the payment of such defaulted interest, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at [the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts][the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of ______________in _____________, or at such other offices or agencies as the Company may designate, by check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York] [If applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register].

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as it set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or thorough an Authentication Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:____________________        THE DIAL CORP
[Corporate Seal]

                                              By:______________________________

Attest:                                       By:______________________________

______________________________________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
            This is one of the Securities issued under the Indenture
                               described herein.


CONTINENTAL BANK, NATIONAL ASSOCIATION,
  as Trustee


By:__________________________________________
             Authorized Signatory

                               [Form of Reverse]

         This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dates as of June 1, 1994 (herein called the "Indenture"), between the Company and Continental Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $____________] in denominations of $_________ and any integral multiple thereof.

         [If applicable, insert-- The Securities of this series are subject to redemption [(1)] [If applicable, insert-- on ____________________________ in any year commencing with the year _________ and ending with the year _________ through operation of the sinking fund for this series at a Redemption Price equal to [Insert formula for determining the amount], [and] (2)] [If applicable, insert-- at any time [on or after _______________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ____________, ______________%, and if redeemed] during the 12-month period beginning ___________ of the years indicated,

                  Redemption                          Redemption
Year                Price              Year             Price
- ----              ----------           ----           ----------


and thereafter at a Redemption Price equal to ___% of the principal amount,] [If applicable, insert-- [and ( )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert-- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, of one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

         [If applicable, insert-- The Securities of this series are subject to redemption (1) on _____________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _____], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _______ of the years indicated.


         Redemption Price                  Redemption Price for
         for Redemption                    Redemption Otherwise
         Through Operation                 Than Through Operation
Year     of the Sinking Fund               of the Sinking Fund
- ----     -------------------               ----------------------



and thereafter at a Redemption Price equal to ___% of the principal amount, [If applicable, insert-- and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose State Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].]

                 [Notwithstanding the foregoing, the Company may not, prior to ________, redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with the generally accepted financial practice) of less than ____% per annum.]

                 [The sinking fund for this series provides for the redemption on __________ in each year, beginning with the year _____ and ending with the year _____ of [not less than] $_____ [("mandatory sinking fund") and not more than $___] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made -- in the [described order] order in which they become due.]]

                 Notice of redemption will be given by mail to holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 [If applicable, insert -- Subject to and upon compliance with the provisions of the Indenture and any indenture supplemental thereto, Board Resolution or Officers' Certificate related hereto, the Holder hereof has the right, at his option, to convert this Security into Common Shares of the Company at any time before the close of business on __________. [If this Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date by delivering the Security for conversion in accordance with the redemption notice.] The initial conversion price is $_______ per share, subject to adjustment in certain events as more fully described in the Indenture, Board Resolution or Officers' Certificate relating hereto.

                 To convert this Security, a Holder must (1) complete and sign the Conversion Notice as provided herein on the back of the Security, (2) surrender the Security to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York,
(3) furnish appropriate endorsements and transfer documents if required by the Company and/or the Trustee, and (4) pay any transfer or similar tax if required.

                 As more fully described in the Indenture, Board Resolution or Officers' Certificate relating hereto, if the Company is a party to a consolidation or merger or a transfer of all or substantially all of its assets, the right to convert this Security into Common Shares of the Company may be changed into a right to convert it into securities, cash or other assets of the Company or another person.]

                 The indebtedness evidenced by the Securities is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right or payment to the prior payment in full of all Senior Indebtedness and, upon certain events of insolvency, to the prior payment of all Other Senior Obligations, and this Security is issued subject to such provisions of the Indenture. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 [If applicable, insert-- The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $____, on _______ [and ______] at the option of the Holder hereof at a Repayment Price equal to ____% of the principal amount thereof [to be repaid], together with interest thereon accrued on the Repayment Date, all as provided in the Indenture[; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$_____] [the minimum authorized denomination for Securities of this series].] To be repaid at the option of the holder, this Security, with the "Option to Elect Repayment" form duly completed by the holder hereof, must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, the City and State of New York[, which will be located initially at the office of the Trustee at __________], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the holder of the Security shall be irrevocable unless waived by the Company. [In the event of repayment of this Security at the option of the holder in part only, a new Security or Securities of this series for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.]]

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of (and premium, if any) or [any] interest on this Security on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest on this Security are payable] [the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of __________ in __________ and __________
in__________ or at such other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form, without coupons, in denominations of $ ________________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange,but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

                 The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the "Repayment Date" first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to __________% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
          (Please Print or Type Name and Address of the Undersigned.)

                 For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 30 days prior to the Repayment Date and not later than 15 days prior to the Repayment Date by the Company at its office or agency in the Borough of Manhattan, the City and State of New York[, which will be located initially at the office of the Trustee at________________________].

                 [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $________] or an integral multiple thereof) which is to be repaid: $_________. The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid amount of this Security would be less than [$______________[the minimum authorized denomination for Securities of this series].]

                 [If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Securit(ies) to be issued for the unpaid amount ($___________or any integral multiple of $_____________); $_____________.]

Dated:

                                             __________________________________
                                             Note:  The signature to this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within Security in every
                                             particular without alterations or
                                             enlargement or any change
                                             whatsoever.

If applicable, insert the following:


                               CONVERSION NOTICE

To The Dial Corp

                   The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof below designated, into Common Shares of The Dial Corp in accordance with the terms of the Indenture referred to in this Security, and in accordance with the Applicable Supplemental Indenture, Board Resolution or Officers' Certificate, as the case may be, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any uncoverted principal amount hereof, be issued and delivered to Holder hereof unless a name of a person has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned Holder will pay all transfer taxes payable with respect thereto. Any amount to be paid by the undersigned on account of interest accompanies this Security.

Date: ____________________________           _________________________________
                                                          Signature



Fill in for registration of shares:          Principal Amount to be converted
__________________________________           (in an integral multiple of $1,000,
__________________________________           if less than all):
__________________________________
__________________________________           $______________



__________________________________           _________________________________
Please print name                            Social Security or other
__________________________________           Taxpayer Identification
Please print address (including              Number
zip code)